Exhibit 24.1

HORMEL FOODS CORPORATION

POWER OF ATTORNEY

The undersigned director and/or officer of Hormel Foods Corporation, a Delaware corporation (the “Company”), does hereby make, constitute and appoint James P. Snee, Jacinth C. Smiley , Paul R. Kuehneman and Brian D. Johnson, and each or any one of them, his or her true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign and affix the undersigned’s name as such director and/or officer of said Company to a Registration Statement or Registration Statements, on Form S-3 or other applicable form, and all amendments, including post-effective amendments, thereto, to be filed by said Company with the Securities and Exchange Commission, Washington, D.C., in connection with the registration under the Securities Act of 1933, as amended, of debt securities of said Company, and to file the same, with all exhibits thereto and other supporting documents, with said Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

Signature	Title	Date

/s/ James P. Snee	Chairman of the Board, President, Chief Executive Officer, and Director	November 21, 2022
James P. Snee	(Principal Executive Officer)

/s/ Jacinth C. Smiley	Executive Vice President and Chief Financial Officer	December 6, 2022
Jacinth C. Smiley	(Principal Financial Officer)

/s/ Paul R. Kuehneman	Vice President and Controller	November 22, 2022
Paul R. Kuehneman	(Principal Accounting Officer)

Director
Prama Bhatt

/s/ Gary C. Bhojwani	Director	November 16, 2022
Gary C. Bhojwani

/s/ Terrell K. Crews	Director	November 17, 2022
Terrell K. Crews

/s/ Stephen M. Lacy	Director	November 20, 2022
Stephen M. Lacy

/s/ Elsa A. Murano	Director	November 21, 2022
Elsa A. Murano

/s/ Susan K. Nestegard	Director	November 20, 2022
Susan K. Nestegard

/s/ William A. Newlands	Director	November 16, 2022
William A. Newlands

/s/ Christopher J. Policinski	Director	November 16, 2022
Christopher J. Policinski

/s/ Jose L. Prado	Director	November 20, 2022
Jose L. Prado

/s/ Sally J. Smith	Director	November 16, 2022
Sally J. Smith

/s/ Steven A. White	Director	November 16, 2022
Steven A. White